Exhibit 99.1

TEL 713.627.7474 FAX 713.626.3650 5151 San Felipe, Suite 800 Houston, Texas 77056 www.txpetrochem.com

FOR IMMEDIATE RELEASE

TPC GROUP APPOINTS SENIOR VP – OPERATIONS

HOUSTON (Thursday, October 6, 2011) – TPC Group Inc. (NASDAQ:TPCG), a leading producer of value-added products derived from niche petrochemical raw materials such as C4 hydrocarbons, announced today that Michael S. White has been appointed to the role of Senior Vice President – Operations, with an anticipated start date on or about October 24, 2011.

Mike McDonnell, President and Chief Executive Officer, said, “I am very pleased to have Mike join our management team. He brings a proven track record in driving best-in-class operations and implementing large capital projects. His contributions will play a critical role in building our performance culture and executing on our operational and strategic objectives to drive value for the Company and our stockholders.”

In his most recent position, Mr. White was Senior Vice President, Operations for SunCoke Energy from July 2008 where he played a key leadership role in the planning, construction and start-up of three greenfield manufacturing plants with a total investment of approximately one billion dollars. Prior to that, he served as Sunoco’s vice president of Chemicals Manufacturing since July 2003. From 1989 until 2003, he served in various senior operations management roles with Lyondell-Equistar (now, LyondellBasell Industries NV). Mr. White holds a bachelor’s degree in Chemical Engineering from Rensselaer Polytechnic Institute.

“I am excited to join TPC Group and play a valuable role in driving our operational plans based on TPC Group’s unique, valuable assets and infrastructure and its compelling market opportunities,” said Mr. White. “I look forward to contributing to the management team’s execution of the Company’s long-term strategy for growth.”

About TPC Group

TPC Group Inc. is a leading producer of value-added products derived from niche petrochemical raw materials such as C4 hydrocarbons. The Company sells its products into a wide range of performance, specialty and intermediate markets, including synthetic rubber, fuels, lubricant additives, plastics and surfactants. Headquartered in Houston, Texas, and with an operating history of over 68 years, the Company has manufacturing facilities in the industrial corridor adjacent to the Houston Ship Channel, Port Neches and Baytown, Texas and operates a product terminal in Lake Charles, Louisiana. For more information, visit the Company’s website at http://www.tpcgrp.com.

Cautionary Information Regarding Forward-Looking Statements

Certain statements in this news release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include assumptions, expectations, predictions, intentions or beliefs about future events, particularly statements that may relate to future operating results, existing and expected competition, financing sources and availability, potential returns of capital to stockholders, the effects of seasonality and plans related to strategic alternatives or future expansion activities and capital expenditures. Although TPC Group believes that such statements are based on reasonable assumptions, no assurance can be given that such statements will prove to have been correct. A number of factors could cause actual results to vary materially from those expressed or implied in any forward-looking statements, including risks and uncertainties such as volatility in the petrochemicals industry, limitations on the Company’s access to capital, the effects of competition, leverage and debt service, general economic conditions, litigation and governmental investigations, and extensive environmental, health and safety laws and regulations. More information about the risks and uncertainties relating to TPC Group and the forward-looking statements are found in the Company’s SEC filings, including the Transition Report on Form 10-K, which are available free of charge on the SEC’s website at http://www.sec.gov. TPC Group expressly disclaims any obligation to update any forward-looking statements contained in this news release to reflect events or circumstances that may arise after the date of this release, except as otherwise required by applicable law.

Investor Relations
Contact:	Miguel Desdin
Email:	miguel.desdin@tpcgrp.com
Phone:	713-627-7474

Media Relations
Contact:	Sara Cronin
Email:	sara.cronin@tpcgrp.com
Phone:	713-627-7474

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